                                                                    EXHIBIT 4.8


                              Vicar Operating, Inc.
                       Senior Subordinated Notes due 2010

                                VCA Antech, Inc.
                              Senior Notes due 2010

                               Consent and Waiver

This Consent and Waiver ("Consent and Waiver") is dated as of November 20, 2001.

Reference is hereby made to (i) the Vicar Operating, Inc. Senior Subordinated Notes due 2010 (the "Company Notes"), issued pursuant to the Indenture (the "Company Indenture"), dated as of September 20, 2000, by and among Vicar Operating, Inc., a Delaware corporation (the "Company"), the Guarantors (as defined therein) and Chase Manhattan Bank and Trust Company National Association, a national banking association organized under the federal laws of the United States, as trustee (the "Trustee"), (ii) the VCA Antech, Inc. Senior Notes due 2010 (the "Holdings Notes"), issued pursuant to the Indenture (the "Holdings Indenture"), dated as of September 20, 2000, by and between VCA Antech, Inc., a Delaware corporation (formerly known as Veterinary Centers of America, Inc.) ("Holdings") and the Trustee, as trustee. Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Holdings Indenture.

The undersigned, being all of the holders of the Company Notes and the Holdings Notes, hereby consent to:

                (i) the issuance of up to $175 million of the 9 7/8% Senior Subordinated Notes due 2009 (the "Company 144A Notes") to be issued pursuant to the Indenture to be entered into among the Company, the guarantors and the trustee named therein, provided that the net proceeds of the issuance of the Company 144A Notes and the net proceeds of Holdings' initial public offering (the "Holdings I.P.O.") are used as described in the preliminary Offering Circular dated October 31, 2001 with any additional net proceeds used in accordance with clause
                        (iv) below or to pay other currently outstanding Indebtedness of Holdings or the Company;

                (ii) the payment by the Company of a dividend to Holdings of a portion of the proceeds of the issuance of the Company 144A Notes solely for the purpose of allowing the transactions contemplated in clause (iii) and (iv) of this paragraph;

                (iii) the redemption by Holdings of all of the outstanding Preferred Stock of Holdings; and

                (iv) Holdings' optional redemption of (i) 35% of the aggregate principal amount of the outstanding Holdings Notes at a price of 110% of the aggregate principal amount thereof plus accrued and unpaid interest as of the date of the redemption on a pro rata basis from each of the Holders of the Holdings Notes, (ii) up to an additional $7.0 million in principal amount of the Holdings Notes at a price of 110% of the aggregate principal amount thereof plus accrued and unpaid interest as of the date of the redemption to be split amongst the following entities as they shall determine:
                        (a) TCW Leveraged Income Trust, L.P., a Delaware limited partnership, (b) TCW Leveraged Income Trust II, L.P., a Delaware limited partnership, (c) TCW Leveraged Income Trust IV, L.P., a Delaware limited partnership, (d) TCW/Crescent Mezzanine Partners II, L.P., a Delaware limited partnership, and (e) TCW/Crescent Mezzanine Trust II, a closed-end Delaware statutory business trust (each of the entities described in subsection (a) through (e) of this section collectively referred to as the "TCW Entities") and (iii) if the gross proceeds of the Holdings I.P.O. are greater than $182 million or the gross proceeds from the issuance of the Company 144A Notes are greater than $150 million, as Holdings or the Company may elect, up to the remaining aggregate principal amount of the outstanding Holdings Notes held by the TCW Entities and The Northwestern Mutual Life Insurance Company, a Wisconsin corporation ("Northwestern") (after the redemptions contemplated by clause (i) of this paragraph), at a price of 110% of the aggregate principal amount thereof plus accrued and unpaid interest as of the date of the redemption and/or up to approximately $5.8 million in principal amount of the outstanding Company Notes at a price of 110% of the aggregate principal amount thereof plus accrued and unpaid interest as of the date of the redemption on a pro rata basis from Northwestern and the TCW Entities.

The undersigned also irrevocably waive any breach of the following provisions, solely to the extent resulting from the consummation of the optional redemptions and other transactions consented to above:

                (i)     paragraph 5 of the Holdings Notes;

                (ii)    paragraph 5 of the Company Notes;

                (iii) the notice requirements of paragraph 7 of the Holdings Notes;

                (iv)    the notice requirements of paragraph 7 of the Company
                        Notes;

                (v) the pro rata redemption provisions of Section 3.02 of the Holdings Indenture;

                (vi) the pro rata redemption provisions of Section 3.02 of the Company Indenture;

                (vii)   Section 3.03(a) of the Holdings Indenture;

                (viii)  Section 3.03(a) of the Company Indenture;

                (ix)    Section 5.02 of the Holdings Indenture;

                (x)     Section 5.02 of the Company Indenture;

                (xi)    Section 5.04 of the Holdings Indenture;

                (xii)   Section 5.04 of the Company Indenture;

                (xiii)  Section 5.06 of the Holdings Indenture; and

                (xiv)   Section 5.06 of the Company Indenture.

        The optional redemptions and other transactions consented to herein shall take place using the proceeds of the the Company 144A Notes and the Holdings I.P.O. and shall take place immediately upon the closing of the sale of the Company 144A Notes; provided, however, that any portion of the optional redemptions consented to under subclause (iii) of clause (iv) above being financed with the proceeds of any "green shoe" under the Holdings I.P.O. may take place immediately upon the closing of such green shoe.

        Pursuant to Section 13 of the Purchase Agreement and the Company Purchase Agreement, Holdings, the Company and the Guarantors shall pay all expenses incurred by the Purchasers (including, without limitation, the reasonable and documented fees and disbursements of Fried, Frank, Harris, Shriver & Jacobson, counsel to the Purchasers) in connection with this Consent and Waiver, the proposed amendments to the Holdings Indenture and the Company Indenture and any other agreements, instruments or documents executed pursuant to the transactions consented to herein, whether or not the same shall become effective.

        The effectiveness of this Consent and Waiver shall be contingent on the execution of the Company 144A Notes Indenture, the sale of the Company 144A Notes and the consummation of the Holdings I.P.O.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, as of the day and year first above written.

GS MEZZANINE PARTNERS II, L.P.

By:     GS Mezzanine Advisors II, L.L.C.,
        its general partner


By:     /s/ Katherine L. Nissenbaum
        Name:  Katherine L. Nissenbaum
        Title: Vice President



GS MEZZANINE PARTNERS II OFFSHORE, L.P.

By:     GS Mezzanine Advisors II, L.L.C.
        its general partner


By:     /s/ Katherine L. Nissenbaum
        Name:  Katherine L. Nissenbaum
        Title: Vice President



TCW LEVERAGED INCOME TRUST, L.P.

By:     TCW Advisers (Bermuda), Ltd.
        as its General Partner


By:     /s/ Nicholas W. Tell, Jr.
        Name:  Nicholas W. Tell, Jr.
        Title: Managing Director

By:     TCW Investment Management Company
        as Investment Adviser


By:     /s/ Jean-Marc Chapus
        Name:  Jean-Marc Chapus
        Title: Managing Director

TCW LEVERAGED INCOME TRUST II, L.P.

By:     TCW (LINC II), L.P.
        as its General Partner

By:     TCW Advisers (Bermuda), Ltd.
        its General Partner


By:     /s/ Nicholas W. Tell, Jr.
        Name:  Nicholas W. Tell, Jr.
        Title: Managing Director


By:     TCW Investment Management Company
        as Investment Adviser


By:     /s/ Jean-Marc Chapus
        Name:  Jean-Marc Chapus
        Title: Managing Director

TCW LEVERAGED INCOME TRUST IV, L.P.

By:     TCW Asset Management Company
        As its Investment Adviser


By:     /s/ Nicholas W. Tell, Jr.
        Name:  Nicholas W. Tell, Jr.
        Title: Managing Director


By:     /s/ Jean-Marc Chapus
        Name:  Jean-Marc Chapus
        Title: Managing Director

By:     TCW (LINC IV), L.L.C.
        As General Partner

By:     TCW Asset Management Company
        As its Managing Member


By:     /s/ Nicholas W. Tell, Jr.
        Name:  Nicholas W. Tell, Jr.
        Title: Managing Director


By:     /s/ Jean-Marc Chapus
        Name:  Jean-Marc Chapus
        Title: Managing Director



TCW/CRESCENT MEZZANINE PARTNERS II, L.P.

By:     TCW/Crescent Mezzanine II, L.P.
        its general partner or managing owner

By:     TCW/Crescent Mezzanine, L.L.C.
        its general partner


By:     /s/ Jean-Marc Chapus
        Name:  Jean-Marc Chapus
        Title: Managing Director

TCW/CRESCENT MEZZANINE TRUST II

By:     TCW/Crescent Mezzanine II, L.P.
        its general partner or managing owner

By:     TCW/Crescent Mezzanine, L.L.C.
        its general partner


By:     /s/ Jean-Marc Chapus
        Name:  Jean-Marc Chapus
        Title: Managing Director



THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY


By:     /s/ J. Leech
        Name:
        Title:

Agreed to and accepted by:


VCA ANTECH, INC.


By:     /s/ Robert L. Antin
        Name:  Robert L. Antin
        Title: Chief Executive Officer and President



VICAR OPERATING, INC.


By:     /s/ Robert L. Antin
        Name:  Robert L. Antin
        Title: Chief Executive Officer and President



CHASE MANHATTAN BANK AND TRUST
COMPANY, NATIONAL ASSOCIATION


By:     /s/ Rose T. Maravilla
        Name:  Rose T. Maravilla
        Title: Assistant Vice President

GUARANTORS:

                      AAH MERGER CORPORATION
                      ACADEMY ANIMAL, INC.
                      ANDERSON ANIMAL HOSPITAL, INC.
                      ANIMAL CLINIC OF SANTA CRUZ, INC.
                      ANIMAL EMERGENCY CLINIC, P.C.
                      BEAUMONT VETERINARY ASSOCIATES, P.C.
                      BERLA, INC.
                      CACOOSING ANIMAL HOSPITAL, LTD.
                      CACOOSING PET CARE & NUTRITION CENTER, INC.
                      CLARMAR ANIMAL HOSPITAL, INC.
                      DETWILER VETERINARY CLINIC, INC.
                      DIAGNOSTIC VETERINARY SERVICE, INC.
                      EAGLE PARK ANIMAL CLINIC, INC.
                      EAGLE RIVER VETERINARY HOSPITAL, INC.
                      EDGEBROOK, INC.
                      FLORIDA VETERINARY LABORATORIES, INC.
                      FOX CHAPEL ANIMAL HOSPITAL, INC.
                      FREEHOLD, INC.
                      GLEN ANIMAL HOSPITAL, INC.
                      GOLDEN MERGER CORPORATION
                      H.B. ANIMAL CLINICS, INC.
                      HIGHLANDS ANIMAL HOSPITAL, INC.
                      HOWELL BRANCH ANIMAL HOSPITAL, P.A.
                      LAKE JACKSON VETERINARY HOSPITAL, INC.
                      LAKEWOOD ANIMAL HOSPITAL, INC.
                      LAMMERS VETERINARY HOSPITAL, INC.
                      LEWELLING VETERINARY CLINIC, INC.
                      MILLER ANIMAL HOSPITAL
                      M.S. ANIMAL HOSPITALS, INC.
                      NEWARK ANIMAL HOSPITAL, INC.
                      NORTHERN ANIMAL HOSPITAL, INC.
                      NORTH ROCKVILLE VETERINARY HOSPITAL, INC.
                      NORTHSIDE ANIMAL HOSPITAL, P.C.
                      NOYES ANIMAL HOSPITAL, INC.
                      OAK HILL VETERINARY HOSPITAL, INC.
                      OLD TOWN VETERINARY ANIMAL HOSPITAL, INC.
                      PET PRACTICE (MASSACHUSETTS), INC.
                      PETS' RX, INC.
                      PETS' RX NEVADA, INC.
                      PPI OF PENNSYLVANIA, INC.
                      PRINCETON ANIMAL HOSPITAL, INC.
                      PROFESSIONAL VETERINARY SERVICES, INC.
                      RIVIERA ANIMAL HOSPITAL, INC.

                      ROBERTSON BLVD. ANIMAL HOSPITAL, INC.
                      ROSSMOOR CENTER ANIMAL CLINIC, INC.
                      ROSSMOOR - EL DORADO ANIMAL HOSPITAL, INC.
                      SAN VICENTE ANIMAL CLINIC
                      SILVER SPUR ANIMAL HOSPITAL, INC.
                      SOUTH COUNTY VETERINARY CLINIC, INC.
                      SPANISH RIVER ANIMAL HOSPITAL, INC.
                      TAMPA ANIMAL MEDICAL CENTER, INC.
                      THE PET PRACTICE (FLORIDA), INC.
                      THE PET PRACTICE (ILLINOIS), INC.
                      THE PET PRACTICE (MASSACHUSETTS), INC.
                      THE PET PRACTICE OF MICHIGAN, INC.
                      VCA ALABAMA, INC.
                      VCA ALBANY ANIMAL HOSPITAL, INC.
                      VCA ALBUQUERQUE, INC.
                      VCA ALL PETS ANIMAL COMPLEX, INC.
                      VCA ALPINE ANIMAL HOSPITAL, INC.
                      VCA ANDERSON OF CALIFORNIA ANIMAL HOSPITAL, INC. VCA ANIMAL HOSPITALS, INC.
                      VCA ANIMAL HOSPITAL WEST, INC.
                      VCA APAC ANIMAL HOSPITAL, INC.
                      VCA - ASHER, INC.
                      VCA BAY AREA ANIMAL HOSPITAL, INC.
                      VCA CACOOSING ANIMAL HOSPITAL, INC.
                      VCA CASTLE SHANNON VETERINARY HOSPITAL, INC.
                      VCA CENTERS-TEXAS, INC.
                      VCA CENVET, INC.
                      VCA CLARMAR ANIMAL HOSPITAL, INC.
                      VCA CLINICAL VETERINARY LABS, INC.
                      VCA CLINIPATH LABS, INC.
                      VCA CLOSTER, INC.
                      VCA DETWILER ANIMAL HOSPITAL, INC.
                      VCA DOVER ANIMAL HOSPITAL, INC.
                      VCA EAGLE RIVER ANIMAL HOSPITAL, INC.
                      VCA EAST ANCHORAGE ANIMAL HOSPITAL, INC.
                      VCA GOLDEN COVE ANIMAL HOSPITAL, INC.
                      VCA GREATER SAVANNAH ANIMAL HOSPITAL, INC.
                      VCA HOWELL BRANCH ANIMAL HOSPITAL, INC.
                      VCA INFORMATION SYSTEMS, INC.
                      VCA KANEOHE ANIMAL HOSPITAL, INC.
                      VCA LAKESIDE ANIMAL HOSPITAL, INC.
                      VCA LAMB AND STEWART ANIMAL HOSPITAL, INC.
                      VCA LAMMERS ANIMAL HOSPITAL, INC.
                      VCA LEWIS ANIMAL HOSPITAL, INC.
                      VCA MARINA ANIMAL HOSPITAL,  INC.

                      VCA MILLER ANIMAL HOSPITAL, INC.
                      VCA - MISSION, INC.
                      VCA NORTHBORO ANIMAL HOSPITAL, INC.
                      VCA NORTHWEST VETERINARY DIAGNOSTICS, INC.
                      VCA OF COLORADO-ANDERSON, INC.
                      VCA OF NEW YORK, INC.
                      VCA OF SAN JOSE, INC.
                      VCA OF TERESITA, INC.
                      VCA PROFESSIONAL ANIMAL LABORATORY, INC.
                      VCA REAL PROPERTY ACQUISITION CORPORATION
                      VCA REFERRAL ASSOCIATES ANIMAL HOSPITAL, INC.
                      VCA ROHRIG ANIMAL HOSPITAL, INC.
                      VCA - ROSSMOOR, INC.
                      VCA ST. PETERSBURG ANIMAL HOSPITAL, INC.
                      VCA SILVER SPUR ANIMAL HOSPITAL, INC.
                      VCA SOUTH SHORE ANIMAL HOSPITAL, INC.
                      VCA SPECIALTY PET PRODUCTS, INC.
                      VCA SQUIRE ANIMAL HOSPITAL, INC.
                      VCA TEXAS MANAGEMENT, INC.
                      VCA WYOMING ANIMAL HOSPITAL, INC.
                      VETERINARY HOSPITALS, INC.
                      WEST LOS ANGELES VETERINARY MEDICAL GROUP, INC. WESTWOOD DOG & CAT HOSPITAL
                      W.E. ZUSCHLAG, D.V.M., WORTH ANIMAL HOSPITAL, CHARTERED WILLIAM C. FOUTS, D.V.M., LTD.
                      WINGATE, INC.


                             By: /s/ Robert L. Antin
                                 Name:  Robert L. Antin
                                 Title: Chief Executive Officer and President

                             By: /s/ Tomas W. Fuller
                                 Name:  Tomas W. Fuller
                                 Title: Chief Financial Officer and Assistant
                                        Secretary

VCA VILLA ANIMAL HOSPITAL, L.P.

By:     VCA Animal Hospitals, Inc.,
        General Partner


By:     /s/ Robert L. Antin
        Name:  Robert L. Antin
        Title: Chief Executive Officer and President

By:     /s/ Tomas W. Fuller
        Name:  Tomas W. Fuller
        Title: Chief Financial Officer and Assistant
               Secretary



VETERINARY CENTERS OF AMERICA - TEXAS, L.P.

By:     VCA Centers-Texas, Inc., General Partner


By:     /s/ Robert L. Antin
        Name:  Robert L. Antin
        Title: Chief Executive Officer and President


By:     /s/ Tomas W. Fuller
        Name:  Tomas W. Fuller
        Title: Chief Financial Officer and Assistant
               Secretary

ANIMAL CENTER, INC.


By:     /s/ Robert L. Antin
        Name:
        Title:



ASSOCIATES IN PET CARE, S.C.


By:     /s/ Robert L. Antin
        Name:
        Title:



KIRKWOOD ANIMAL HOSPITAL - LEA
M.E. TAMMI, V.M.D., P.A.


By:     /s/ Robert L. Antin
        Name:
        Title:



MAIN STREET SMALL ANIMAL HOSPITAL, INC.


By:     /s/ Robert L. Antin
        Name:
        Title:



SOUTHEAST AREA VETERINARY MEDICAL
CENTER, P.C.


By:     /s/ Robert L. Antin
        Name:
        Title:

VCA ASSOCIATE ANIMAL HOSPITAL, L.P.


By:     /s/ Robert L. Antin
        Name:
        Title:



VCA HERITAGE ANIMAL HOSPITAL, L.P.


By:     /s/ Robert L. Antin
        Name:
        Title:



TOMS RIVER VETERINARY HOSPITAL, P.A.


By:     /s/ Robert L. Antin
        Name:
        Title: